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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                                          JURISDICTION

Apex Data, Inc.                                               Delaware

SMART Modular Technologies (Europe), Ltd.                     United Kingdom

SMART Modular Technologies (U.K.), Ltd.                       United Kingdom

SMART Modular Technologies FSC, Inc.                          Barbados

SMART Modular Technologies (India) Pvt. Ltd.                  India

SMART Modular Technologies (P.R.), Inc.                       California

SMART Modular Technologies (Aust) Pty. Ltd.                   Australia

RISQ Modular Systems, Inc.                                    California



                                      E-3